INVESTMENT HIGHLIGHTS
Blackhawk Capital Group BDC, Inc. (OTCBB: BHCG)
Up to $1.0mm in Bridge Financing with a Conversion Option

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Blackhawk Capital Group BDC, Inc. (“Blackhawk” or the “Company”) is offering up to $1 million in bridge financing to pay off the Company’s debt and to provide working capital.  After it closes the bridge financing, Blackhawk plans to conduct a public Regulation E Offering (up to $5 million).

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The Lender has the option to convert any portion of its outstanding principal and interest to equity at a conversion price of $0.50 per share (the shares of common stock will be restricted securities upon conversion).

➢	The bridge financing will be repaid from the proceeds of Blackhawk’s Regulation E Offering, unless the Lender exercises the conversion option.

➢	Blackhawk is a business development company (“BDC”) under the Investment Company Act of 1940 (“1940 Act”) that commenced operations in 2004 as a Delaware corporation.

➢	Blackhawk is a fully operating company with an existing investment portfolio of one investment in Macro Markets LLC.

➢	Blackhawk intends to acquire a portfolio or portfolios of investments for shares of Blackhawk Common Stock, from one or several holders of assets, in an amount between $100 million and $250 million.

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Blackhawk’s core business is to invest in the lower quadrant of the US middle-market in a diverse range of industries, with a specific focus on those industries where the Company believes it has particular expertise. These investments will include various types of debt and equity securities issued by lower middle-market companies with market capitalizations and revenues under $300 million, a critically underserved segment of the US capital markets.

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Blackhawk believes its investment strategy with lower middle-market companies is opportunistic because these companies have been historically under-serviced, by both the commercial banking industry and Wall Street firms. This situation has been exacerbated during the current credit crisis; there are fewer banks and specialty finance companies focused on financing lower middle-market companies. Record levels of uninvested private equity capital (estimated at over $500 billion) and refinancing needs (including $300 billion of high bonds maturing in next two years), which will fuel demand for leveraged lending, will only exacerbate the tendency of larger financial services firms to ignore the lower middle-market.

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These market conditions, which are expected to continue for a prolonged period of time, will allow Blackhawk to negotiate favorable terms with lower middle-market companies, including higher yields, lower/safer leverage levels, more significant covenant protection and greater equity participation than typical of other market transactions. Blackhawk will generally seek to avoid competing directly with other capital providers in order to avoid the less favorable terms typically associated with such competitive investment opportunities.

➢	The Company’s investment objective is to generate both current income and capital appreciation through debt and equity investments.

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In addition to its internal management team, if Blackhawk raises sufficient funds in its Regulation E Offering, Blackhawk has identified, and as the Company expands its capital resources, will continue to assemble, an outstanding group of managers and affiliates to assist in the growth and success of its business:

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Experienced management team with over 100 years’ experience in leveraged finance and investing, including former senior professionals from one of the most well respected dealers in leveraged finance  Team participation in over 3,000 transactions totaling over $175 billion

▪	Assets will be managed under supervision of Blackhawk’s investment professionals by one of the largest and most respected fixed income managers in the world
▪	True “brand name” manager
▪	Relationship with one of the world’s leading investment banking firms to source investment opportunities, including both secondary portfolios and new originations
▪	Blackhawk’s management team will be assisted by a team of advisors including senior executives of some of the world’s most respected financial services firms.

➢	Blackhawk has extensive disclosure requirements as a public company that is fully-operating with an existing investment portfolio (one investment) under the 1940 Act.

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Blackhawk has other requirements under the 1940 Act, including mark-to-market requirements of its investment portfolio, and, if its Board of Direcctors so determines, it must distribute 90% of pre-tax income to investors each year, as there is no taxation at corporate level before distributions.

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Blackhawk, as a BDC, is prohibited from taking on excessive leverage, is required to have a well diversified investment portfolio, and is required to devote at least 70% of capital to portfolio investment.

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The Lender in the bridge financing has the ability to significantly enhance its fixed income investment with an equity conversion feature that offers a substantial increase in future basis;  in addition, Blackhawk can provide conduit and syndication opportunities for strategic investors and lenders.

➢	Prospective investors should review the risk factors set forth in the quarterly and annual reports of Blackhawk.